Exhibit 99.2

FOR IMMEDIATE RELEASE
December 23, 2021

Copper Property CTL Pass Through Trust Sells its JCPenney Distribution Center Portfolio for $557.2 Million

Jersey City, New Jersey – Copper Property CTL Pass Through Trust (the “Trust”) announced today that it has sold its JCPenney Distribution Center Portfolio for $557.2 Million generating a blended disposition yield of 6.35% in an all-cash transaction.

The portfolio is comprised of six distribution centers aggregating 10.1 million square feet and currently generates annual base rent of approximately $35.4 million. The properties are subject to a long-term triple net master lease with JCPenney. The Trust sold the six distribution centers to National Industrial Portfolio Property Owner, LLC.

The net proceeds from the distribution center portfolio sale will be distributed to certificateholders along with any net proceeds generated from additional property sales in December 2021. The Trust plans to announce these distributions and its net cash provided by operations in its regular monthly report, scheduled for January 10, 2022.

Commenting on the sales, Neil Aaronson, Principal Executive Officer of the Trust stated, “We are very pleased with the sale of our distribution center portfolio, which was part of the Trust’s continuing effort to sell our properties to third-party purchasers subject to market conditions and the conditions set forth in the Trust’s trust agreement. We believe this sale is demonstrative of the strong underlying market conditions, as well as the market’s recognition of the strong performance of JC Penney post reorganization.” Mr. Aaronson concluded, “As the retail industry corrects, we continue to see strong interest in our remaining 149 retail assets.”

Hilco JCP, LLC, an affiliate of Hilco Real Estate, LLC and Manager of the Trust and Eastdil Secured represented the Trust in this transaction. Additional information on this sale and other pertinent details can be found on the Trust’s website, located at www.ctltrust.net.

About Copper Property CTL Pass Through Trust
Copper Property CTL Pass Through Trust (the “Trust”) was established to acquire 160 retail properties and 6 warehouse distribution centers (the “Properties”) from J.C. Penney as part of its Chapter 11 plan of reorganization. The Trust’s operations consist solely of owning, leasing and selling the Properties. The Trust’s objective is to sell the Properties to third-party purchasers as promptly as practicable. The Trustee of the trust is GLAS Trust Company LLC. The Trust is externally managed by an affiliate of Hilco Real Estate LLC. The Trust is intended to be treated, for tax purposes, as a liquidating trust within the meaning of United States Treasury Regulation Section 301.7701-4(d). For more information, please visit www.ctltrust.net.

Forward Looking Statement
This news release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Trust’s expectations or beliefs concerning future events and stock price performance. The Trust has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Trust believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Trust’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Trust’s filings with the SEC that are available at www.sec.gov. The Trust cautions you that the list of important factors included in the Trust’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Trust undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT
Larry Finger | Principal Financial Officer
Copper Property CTL Pass Through Trust
310-526-1707 | lfinger@ctltrust.net

Mary Jensen | Investor Relations
IRRealized, LLC
310-526-1707 | mary@Irrealized.com